Exhibit 99.1

Calix Reports Fourth Quarter and Fiscal Year 2011 Financial Results

Revenue Increases 9.5% Sequentially in Q4 2011; Up 20.1% Over Fiscal Year 2010 to $344.7 Million

PETALUMA, CA—(Marketwire - February 7, 2012) - Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the fourth quarter ended December 31, 2011. Revenue for the fourth quarter of 2011 was $91.6 million, an increase of 9.5% compared to $83.7 million for the third quarter of 2011, and flat compared to $91.7 million for the fourth quarter of 2010.

“2011 ended on a strong note as a result of increasing demand and solid execution in all areas of the business,” said Carl Russo, Calix president and CEO. “Looking back on the year, we were pleased with the progress we made strengthening our organization, expanding our Unified Access portfolio, and delivering on our vision of network transformation to our over 1000 communications service provider customers worldwide.”

Non-GAAP net income for the fourth quarter of 2011 was $3.7 million, or $0.08 per fully diluted share, an increase of 5.4% compared to non-GAAP net income of $3.6 million, or $0.07 per fully diluted share for the third quarter of 2011, and a decrease of 65.0% compared to non-GAAP net income of $10.7 million, or $0.26 per fully diluted share, in the fourth quarter of 2010.

GAAP net loss for the fourth quarter of 2011 was $5.2 million, or $(0.11) per basic and diluted share, compared to a GAAP net loss of $6.9 million, or $(0.15) per basic and diluted share for the third quarter of 2011, and compared to a GAAP net loss of $0.7 million, or $(0.02) per basic and diluted share reported for the fourth quarter of 2010. A reconciliation of our fourth quarter 2011 operating results from non-GAAP to GAAP is provided below (in thousands, except per share data):

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$91,585	$—	$—	$91,585
Cost of revenue	52,127	362	2,042	54,531

Gross profit	39,458	(362)	(2,042)	37,054
Operating expense	35,653	4,004	2,553	42,210

Operating income (loss)	3,805	(4,366)	(4,595)	(5,156)
Other income (expense), net	(10)	—	—	(10)

Income (loss) before taxes	3,795	(4,366)	(4,595)	(5,166)
Provision for income taxes	48	—	—	48

Net income (loss)	$3,747	$(4,366)	$(4,595)	$(5,214)

Weighted average basic and diluted shares used to compute GAAP net loss per common share				47,398

Weighted average diluted shares used to compute non-GAAP net income per common share	47,570	47,570	47,570

GAAP net loss per common share				$(0.11)

Non-GAAP net income (loss) per share	$0.08	$(0.09)	$(0.10)

Conference Call

In conjunction with this announcement, Calix will host a conference call to discuss its fourth quarter and fiscal year 2011 results at 1:30 p.m. PST (4:30 p.m. EST) today. Interested parties can listen to a live webcast of the conference call by visiting the Calix Investor Relations website at http://investor-relations.calix.com. To access the live webcast, please log in 10 minutes prior to the start of the call to download and install any necessary audio software. Interested parties may also dial into the live conference call at (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.). The conference call and webcast will include forward-looking information. A replay of the conference call will be available approximately one hour after the live call concludes on the company’s web site at http://investor-relations.calix.com.

Prior to the conference call, Calix will also post supplemental financial data on the Calix Investor Relations website at http://investor-relations.calix.com in order to provide the investment community additional time to analyze the company’s results and prepare for the call with management.

About Calix

Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enable communications service providers worldwide to transform their networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.

Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted net income per common share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring merger-related and other expenses, which the Company believes are not indicative of its core operating results. Merger-related and other expenses largely include the charge resulting from the required revaluation of Occam inventory to its estimated fair value, legal and professional expenses, and severance and integration-related expenses and inventory-related charges associated with our merger with Occam. Management believes that the non-GAAP measures used in this press release provide investors with important perspective into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in the financial schedules portion of this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CALIX, INC.

Condensed Statement of Operations

(In thousands, except per share data)

	Three Months Ended
	December 31,	September 24,	December 31,	Years Ended December 31,
	2011	2011	2010	2011	2010
	(unaudited)			(unaudited)
Revenue	$91,585	$83,655	$91,695	$344,669	$287,043
Cost of revenue:
Products and services(1)	52,489	49,002	51,679	195,698	168,873
Merger-related expenses	—	—	—	19,966	—
Amortization of intangible assets	2,042	2,806	1,360	9,552	5,440

Total cost of revenue	54,531	51,808	53,039	225,216	174,313

Gross profit	37,054	31,847	38,656	119,453	112,730
Operating expenses:
Research and development(1)	17,385	16,717	16,180	67,725	55,412
Sales and marketing(1)	16,720	12,593	13,107	55,551	42,121
General and administrative(1)	5,552	5,475	8,483	27,002	27,998
Merger-related and other expenses	—	1,404	1,805	12,927	3,942
Amortization of intangible assets	2,553	2,552	185	8,569	740

Total operating expenses	42,210	38,741	39,760	171,774	130,213

Loss from operations	(5,156)	(6,894)	(1,104)	(52,321)	(17,483)
Other income (expense):
Interest income	7	11	88	87	384
Interest expense	(45)	(48)	(50)	(184)	(1,188)
Change in fair value of preferred stock warrants	—	—	—	—	(173)
Other income	28	35	(25)	92	(12)

Loss before provision (benefit) for income taxes	(5,166)	(6,896)	(1,091)	(52,326)	(18,472)
Provision (benefit) for income taxes	48	38	(354)	224	81

Net loss	(5,214)	(6,934)	(737)	(52,550)	(18,553)
Preferred stock dividends	—	—	—	—	900

Net loss attributable to common stockholders	$(5,214)	$(6,934)	$(737)	$(52,550)	$(19,453)

Net loss per common share:
Basic and diluted	$(0.11)	$(0.15)	$(0.02)	$(1.15)	$(0.65)

Pro forma basic and diluted	$(0.11)	$(0.15)	$(0.02)	$(1.15)	$(0.51)

Weighted average number of shares used to compute net loss per common share:
Basic and diluted	47,398	47,128	38,144	45,546	29,778

Pro forma basic and diluted(2)	47,398	47,128	38,144	45,546	36,232

(1)	Includes stock-based compensation as follows:

	Three Months Ended			Years Ended December 31,
	December 31, 2011	September 24, 2011	December 31, 2010
				2011	2010
	(unaudited)			(unaudited)
Cost of revenue	$362	$306	$593	$1,503	$1,745
Research and development	1,067	886	1,952	4,828	5,966
Sales and marketing	1,244	1,127	1,521	4,500	4,555
General and administrative	1,693	1,407	4,027	9,538	13,309
Merger-related expenses	—	70	—	1,234	—

	$4,366	$3,796	$8,093	$21,603	$25,575

(2)	For the year ended December 31, 2010, includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the year ended December 31, 2010.

CALIX, INC.

Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended			Years Ended December 31,
	December 31,	September 24,	December 31,
	2011	2011	2010	2011	2010
GAAP net loss attributable to common stockholders	$(5,214)	$(6,934)	$(737)	$(52,550)	$(19,453)
Adjustments to reconcile GAAP net loss to non-GAAP net loss:
Stock-based compensation	4,366	3,726	8,093	20,369	25,575
Stock-based compensation (merger-related)	—	70	—	1,234	—
Amortization of intangible assets	4,595	5,358	1,545	18,121	6,180
Merger-related expenses (cost of revenue)	—	—	—	19,966	—
Merger-related and other expenses (operating expense)	—	1,334	1,805	11,693	3,942
Change in fair value of preferred stock warrants	—	—	—	—	173
Preferred stock dividends	—	—	—	—	900

Non-GAAP net income	$3,747	$3,554	$10,706	$18,833	$17,317

Non-GAAP net income per common share
Basic	$0.08	$0.08	$0.28	$0.41	$0.48

Diluted	$0.08	$0.07	$0.26	$0.40	$0.45

Weighted average shares used to compute non-GAAP
Net income per common share - Basic(1)	47,398	47,128	38,144	45,546	36,232

Net income per common share - Diluted(1)(2)	47,570	48,092	40,943	46,947	38,502

(1)	For the year ended December 31, 2010, includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the year ended December 31, 2010.
(2)	Includes the dilutive effect of outstanding stock options, warrants and restricted stock units for all periods presented.

Calix, Inc.

Condensed Balance Sheets

(In thousands)

	December 31,
	2011	2010
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$38,938	$66,304
Marketable securities	—	32,020
Restricted cash	754	—
Accounts receivable, net	47,943	43,377
Inventory	44,604	24,557
Deferred cost of revenue	8,324	7,771
Prepaid and other current assets	4,429	3,245

Total current assets	144,992	177,274
Property and equipment, net	16,130	11,815
Goodwill	116,175	65,576
Intangible assets, net	80,048	515
Other assets	2,194	2,376

Total assets	$359,539	$257,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,250	$10,268
Accrued liabilities	36,214	25,987
Deferred revenue	16,783	14,062

Total current liabilities	67,247	50,317
Long-term portion of deferred revenue	13,347	10,985
Other long term liabilities	1,528	951

Total liabilities	82,122	62,253

Stockholders’ equity:
Common stock	1,195	968
Additional paid-in capital	740,309	605,939
Other comprehensive income	98	31
Accumulated deficit	(464,185)	(411,635)

Total stockholders’ equity	277,417	195,303

Total liabilities and stockholders’ equity	$359,539	$257,556

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2011	2010
	(unaudited)
OPERATING ACTIVITIES
Net loss	$(52,550)	$(18,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of premiums relating to available-for-sale securities	244	967
Depreciation and amortization	7,954	5,015
Loss on retirement of property and equipment	2,449	77
Amortization of intangible assets	18,121	6,180
Revaluation of warrant liability	—	173
Stock-based compensation	21,603	25,575
Net gains on investments	—	(37)
Changes in operating assets and liabilities:
Change in restricted cash	300	629
Accounts receivable, net	12,287	3,615
Inventory	9,182	(6,001)
Deferred cost of revenue	(553)	8,697
Prepaid and other assets	(148)	1,237
Accounts payable	(7,818)	(4,367)
Accrued liabilities	(386)	(2,642)
Deferred revenue	4,217	(11,430)
Other long-term liabilities	(313)	41

Net cash provided by operating activities	14,589	9,176

INVESTING ACTIVITIES
Purchase of property and equipment	(7,355)	(5,614)
Acquisition of Occam Networks, net of cash assumed	(60,809)	—
Purchases of marketable securities	—	(79,190)
Sales of marketable securities	—	29,214
Maturities of marketable securities	31,755	53,302

Net cash used in investing activities	(36,409)	(2,288)

FINANCING ACTIVITIES
Proceeds from exercise of stock options and other	804	288
Proceeds from employee stock purchase plan	3,938	—
Taxes paid upon the vesting of restricted stock units	(10,376)	(10,004)
Principal payment on loans	—	(20,000)
Proceeds from initial public offering of common stock, net of issuance costs	—	57,311

Net cash (used in) provided by financing activities	(5,634)	27,595

Effect of exchange rate changes on cash and cash equivalents	88	—
Net (decrease) increase in cash and cash equivalents	$(27,366)	$34,483
Cash and cash equivalents at beginning of year	66,304	31,821

Cash and cash equivalents at end of year	$38,938	$66,304

Contact Information

Investor Relations contact:

          David H. Allen

          510-360-3703

          David.Allen@Calix.com